SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): April 23, 1998



                        SPECIALTY TELECONSTRUCTORS, INC.
               (Exact name of Registrant as specified in charter)




           Nevada                  1-13272                   85-0421409
(State or other jurisdiction     (Commission              (I.R.S. Employer
    of incorporation)            File Number)            Identification No.)





              12001 State Highway 14 North           87008
                Cedar Crest, New Mexico            (Zip code)
         (Address of principal executive offices)




       Registrant's telephone number, including area code: (505) 281-2197

ITEM 2.     Acquisition or Disposition of Assets.

     On April 23, 1998, Specialty Teleconstructors, Inc., a Nevada corporation ("STI" and, together with its subsidiaries, the "Company"), consummated the transactions contemplated by that certain Amended and Restated Agreement and Plan of Merger, dated as of February 16, 1998 and amended and restated as of April 22, 1998 (the "Merger Agreement"), among STI, OAI Acquisition Corp., a
Delaware corporation and wholly-owned subsidiary of STI ("Acquisition"), OmniAmerica Holdings Corporation, a Delaware corporation ("Holdings"), OmniAmerica, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings, Omni/HSW Acquisition, Inc., which, prior to its merger with and into Holdings immediately prior to the Merger (as hereinafter defined) was a Delaware corporation ("Omni/HSW"), and HMTF/Omni Partners, L.P., a Delaware limited partnership ("OmniPartners"). On April 23, 1998, (i) Omni/HSW was merged (the "HSW Merger") with and into Holdings, with Holdings being the surviving corporation of the HSW Merger and (ii) immediately thereafter, Acquisition was merged (the "Merger") with and into Holdings, with Holdings being the surviving corporation of the Merger and, as a result of the Merger, a wholly-owned subsidiary of STI.

     At the effective time of the Merger (the "Effective Time"), each share of common stock, par value $.01 per share, of Holdings outstanding immediately prior to the Effective Time was converted into the right to receive 0.09109398 shares of common stock, par value $.01 per share, of STI ("STI Common Stock"). At the consummation of the Merger, STI issued 6,750,000 shares of STI Common Stock to OmniPartners, the former stockholder of Holdings.

     The aggregate consideration paid to acquire Holdings and its subsidiaries pursuant to the Merger Agreement was determined as the result of arm's length negotiations between STI and Holdings. Prior to the consummation of the Merger, Holdings and its subsidiaries owned assets constituting real estate, equipment and other physical property used in the operation of the wireless communications and broadcast transmission tower business and, subject to any dispositions that may be agreed upon in the future, such assets will continue to be utilized by the Company for such purposes.

     Pursuant to the Merger Agreement, effective as of the Effective Time, three of STI's directors, Terry D. Farmer, Frank D. Lackey and Jon D. Word, resigned from the Board of Directors of STI. Simultaneously therewith, the remaining members of the Board of Directors of STI increased the size of the Board of Directors to eight directors and elected one director designated by certain existing stockholders of STI, Jeffrey A. Howard, and three directors designated by Hicks, Muse, Tate & Furst Incorporated, a Texas corporation that is an affiliate of OmniPartners ("HMTF"), Jack D. Furst, Carl E. Hirsch and Lawrence
D. Stuart, Jr., with one additional director to be designated by HMTF subsequent thereto, to fill the vacancies created by the increase in size of the Board of Directors of STI. The Restated Articles of Incorporation of STI provide for a classified Board of Directors. The members of the Board of Directors of STI are classified as follows:

                                Class I Directors

                                Jeffrey A. Howard
                             Lawrence D. Stuart, Jr.

                               Class II Directors

                                  John D. Emery
                                 Carl E. Hirsch

                               Class III Directors

                               Michael R. Budagher
                               Ernie L. Carpenter
                                  Jack D. Furst

     Each Class I director will hold office until the 1998 annual meeting of stockholders of STI, each Class II director will hold office until the 1999 annual meeting of stockholders of STI and each Class III director will hold office until the 2000 annual meeting of stockholders of STI and, in each case, until his successor is duly elected or appointed and qualified in the manner provided in the Restated Articles of Incorporation of STI or Amended and Restated By-Laws of STI, or as otherwise provided by applicable law.

     At the Effective Time, pursuant to the Merger Agreement, the following individuals were elected as officers of STI:

            Carl E. Hirsch -- President and Chief Executive Officer
            Michael R. Budagher -- Chief Operating Officer and Vice Chairman Anthony S. Ocepek -- Chief Financial Officer
            Jeffrey A. Howard -- Vice President -- Corporate Development
            F. Howard Mandel -- Vice President and General Counsel
            Steven M. Smith -- Vice President -- Finance

     In connection with the consummation of the Merger, STI and certain stockholders of STI entered into that certain Post-Merger Stockholders Agreement (the

"Stockholders Agreement"), dated as of April 23, 1998. Pursuant to the Stockholders Agreement, HMTF is entitled to designate up to four directors of the Board of Directors of STI, dependent upon the percentage of the STI Common Stock owned by OmniPartners and its affiliates. Also pursuant to the terms of the Stockholders Agreement, STI has the right of first offer upon the proposed transfer of certain shares of STI Common Stock that are subject to the Stockholders Agreement. In addition, OmniPartners and certain of its affiliates have agreed that prior to the termination of the Stockholders Agreement, none of them will purchase or otherwise acquire, directly or indirectly, more than 49.9% of the outstanding shares of STI Common Stock. Furthermore, none of such parties will take certain actions, including, without limitation, soliciting proxies, encouraging the formation of voting trusts or commencing other actions in order to seek control of the Board of Directors of STI.

            The description of the Merger Agreement contained herein is qualified in its entirety by reference to the definitive agreement, which is filed herewith as Exhibit 2.1 and the description of the Stockholders Agreement contained herein is qualified in its entirety by reference to the definitive agreement, which is filed herewith as Exhibit 4.1.

ITEM 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

            (a)   Financial Statements of Businesses Acquired.

                  Historical financial statements for OmniAmerica Holdings Corporation and its subsidiaries required by this Item 7(a) will be provided by amendment to this Current Report on Form 8-K. Such statements will be filed pursuant to Item 7(a)(4) of Form 8-K as soon as practicable, but not later than July 7, 1998, the first business day 60 days after the due date of this Current Report on Form 8-K.

            (b)   Pro Forma Financial Information.

                  It is impracticable to file the pro forma financial information required by this Item 7(b) at this time because such information is not available. Such information will be filed pursuant to Item 7(b)(2) of Form 8-K as soon as practicable, but not later than July 7, 1998, the first business day 60 days after the due date of this Current Report on Form 8-K.

            (c)   Exhibits.

                  Exhibit 2.1 - Amended and Restated Agreement and Plan of Merger, dated April 22, 1998, among Specialty Teleconstructors, Inc., OAI Acquisition Corp., OmniAmerica Holdings Corporation, OmniAmerica, Inc., Omni/HSW Acquisition, Inc. and HMTF/Omni Partners, L.P.

               Exhibit 4.1 - Post-Merger Stockholders Agreement, dated April 23, 1998, among Specialty Teleconstructors, Inc. and the stockholders of Specialty Teleconstructors, Inc. party thereto.

               Exhibit 10.1 - Executive Employment Agreement, dated February 16, 1998, effective as of the Effective Time, between Specialty Teleconstructors, Inc. and Michael R. Budagher.

               Exhibit 10.2 - Executive Employment Agreement, dated February 16, 1998, effective as of the Effective Time, between Specialty Teleconstructors, Inc. and Carl E. Hirsch.

               Exhibit 10.3 - First Amendment to Employment Agreement, dated April 22, 1998, effective as of the Effective Time, between Specialty Teleconstructors, Inc. and Jeffrey A. Howard.

               Exhibit 10.4 - Executive Employment Agreement, dated February 16, 1998, effective as of the Effective Time, between Specialty Teleconstructors, Inc. and Anthony S. Ocepek.

               Exhibit 99.1 - Press Release, dated April 24, 1998.

               Exhibit 99.2 - Resignation of Terry D. Farmer, effective as of the Effective Time.

               Exhibit 99.3 - Resignation of Frank D. Lackey, effective as of the Effective Time.

               Exhibit 99.4 - Resignation of Jon D. Word, effective as of the Effective Time.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SPECIALTY TELECONSTRUCTORS, INC.
                              (Registrant)



Date: May 7, 1998             By:   /s/ F. Howard Mandel
                                    --------------------
                                    F. Howard Mandel
                                    Vice President and
                                    General Counsel

            The registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission, upon request, copies of all schedules to the Amended and Restated Agreement and Plan of Merger, dated as of April 22, 1998, among Specialty Teleconstructors, Inc., OAI Acquisition Corp., OmniAmerica Holdings Corporation, OmniAmerica, Inc., Omni/HSW Acquisition, Inc. and HMTF/Omni Partners, L.P., as listed below:

      SCHEDULES

      4.1.1       Corporate and Partnership Existence and Authority
      4.1.2       Capitalization
      4.1.5       Governmental and Other Consents
      4.1.6       Financial Statements
      4.1.7       Absence of Certain Liabilities
      4.1.8       Absence of Changes
      4.1.12      Insurance
      4.1.13      Title to Properties
      4.1.14      Real Property and Real Property Leases
      4.1.15      Intangible Personal Property
      4.1.16      Agreements
      4.1.17      Indebtedness and Guaranties
      4.1.18      Debts to and from Related Parties
      4.1.21      ERISA
      4.1.22      Employees
      4.1.23      No Conflicts of Interest
      4.1.27      Tower Space Leases
      4.1.28      KISCO Shares
      4.2.4       OmniPartners Consents
      4.3.1       Corporate Existence and Authority of STI
      4.3.2       Capitalization of STI
      4.3.4       Execution; No Violations of STI
      4.3.5       Governmental and Other Consents of STI
      4.3.6       Financial Statements of STI
      4.3.8       Absence of Changes of STI
      4.3.10      Disputes and Litigation of STI
      4.3.12      Insurance of STI
      4.3.13      Title to Properties of STI
      4.3.14      Real Property and Real Property Leases of STI
      4.3.15      Intangible Personal Property of STI
      4.3.16      Agreements of STI

      4.3.17      Indebtedness and Guaranties of STI
      4.3.18      Debts to and from Related Parties of STI
      4.3.21      Employee Benefits of STI
      4.3.25      Licenses of STI

                               SPECIALTY TELECONSTRUCTORS, INC.



Date: May 7, 1998              By:   /s/ F. Howard Mandel
                                  ------------------------
                               F. Howard Mandel
                               Vice President and General Counsel

                              EXHIBIT INDEX
   Exhibit

     2.1 - Amended and Restated Agreement and Plan of Merger, dated April 22, 1998, among Specialty Teleconstructors, Inc., OAI Acquisition Corp., OmniAmerica Holdings Corporation, OmniAmerica, Inc., Omni/ HSW Acquisition, Inc. and HMTF/Omni Partners, L.P.

     4.1 - Post-Merger Stockholders Agreement, dated April 23, 1998, among Specialty Teleconstructors, Inc. and the stockholders of Specialty Teleconstructors, Inc. party thereto.

    10.1 - Executive Employment Agreement, dated February 16, 1998, effective as of the Effective Time, between Specialty Teleconstructors, Inc. and Michael R. Budagher.

    10.2  -   Executive Employment Agreement, dated February 16, 1998, effective as of the Effective Time, between Specialty Teleconstructors, Inc.
              and Carl E. Hirsch.

    10.3  -   First  Amendment to  Employment  Agreement, dated  April 22, 1998,
              effective   as  of   the   Effective   Time,   between   Specialty
              Teleconstructors, Inc. and Jeffrey A. Howard.

    10.4  -   Executive Employment Agreement, dated February 16, 1998, effective as of the Effective Time, between Specialty Teleconstructors, Inc.
              and Anthony S. Ocepek.

    99.1  -   Press Release, dated April 24, 1998.

    99.2  -   Resignation  of Terry D. Farmer,  effective  as of  the  Effective
              Time.

    99.3  -   Resignation  of Frank  D. Lackey, effective  as of  the  Effective
              Time.

    99.4  -   Resignation of Jon D. Word, effective as of the Effective Time.